May 28, 2015 Investor Presentation NYSE MKT: ADK AdCare Health Systems, Inc. ®

NYSE MKT: ADK Forward-Looking Statements 2 Any forward-looking statements made in this presentation are based on management's current expectations, assumptions and beliefs about the Company’s business and the environment in which AdCare operates. These statements are subject to risks and uncertainties that could cause the Company’s actual results to materially differ from those expressed or implied in this presentation. Readers should not place undue reliance on forward-looking statements and are encouraged to review the Company’s SEC filings for more complete discussion of factors that could impact the Company’s results. Except as required by federal securities laws, AdCare does not undertake to publicly update or revise any forward-looking statements, where changes arise as a result of new information, future events, changing circumstances or for any other reason. In addition, any AdCare facility or business the Company may mention today is operated by a separate independent operating subsidiary that has its own management, employees and assets. References to the consolidated company and its assets and activities, as well as the use of terms like “we,” “us,” “our” and similar verbiage are not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the operations are operated by the same entity. Also, the Company supplements its GAAP reporting with non-GAAP metrics, such as Adjusted EBITDA and EBITDAR. When viewed together with the Company’s GAAP results, these measures can provide a more complete understanding of its business. They should not be relied upon to the exclusion of GAAP financial measures. A reconciliation of these measures to GAAP is available in the Company’s latest earning release. This presentation is copyright 2015 by AdCare Health Systems, Inc.

NYSE MKT: ADK Investor Highlights AdCare Health Systems is a healthcare property holding and leasing company. 40 senior care properties located primarily in the Southeast U.S. with a total of 4,235 beds / units Primarily long-term, triple-net leases generate predictable, recurring streams of rental payments Seasoned management team with prior experience in healthcare real estate and operating companies, capital raising and M&A Substantial completion of strategic transition reduces earnings and cash flow volatility risk, enabling Board to declare a quarterly cash dividend of $0.05 per share, paid on April 30th Upon completion of the strategic transition, the Company will take on the characteristics and general structure of a real estate investment trust 3

NYSE MKT: ADK Substantial Progress in Strategic Transition Transitioning from an owner and operator of skilled nursing facilities to a healthcare property holding & leasing company in order to: Increase shareholder value Reduce operating risk Create predictable revenue and income Improve free cash flow to enable quarterly cash dividends Drive growth and further improve financial performance through acquisition of additional properties to grow portfolio and support ongoing dividends 4 Entered Into Agreements for 37 of 40 Properties Since the Plan Was Announced In July 2014, the Company Announced Its Strategic Transition Plan

NYSE MKT: ADK Positioning for Growth Access to financial capital to fund growth initiatives Cash on hand Recent private placement of $7.7M of convertible subordinated debt in March / April 2015 and public offering of $14.8M of preferred stock in April 2015 Ample growth opportunities available with returns in the low to medium double-digit range Facility expansion within existing portfolio Expand footprint with existing operators New opportunities Expanded management team with deep industry experience Given the Company’s current size, modest investment activity is expected to have a significant effect on cash flow 5

NYSE MKT: ADK Favorable Long-Term Healthcare Trends Continued “graying of America” expected to result in increased demand for long-term care services and properties Population aged 75+ expected to increase by ~89% by 2030 vs. 2012 and increase from 6% of the total U.S. population to ~10% From 2010 to 2020, average annual health care spending growth of 5.8% is anticipated to outpace average annual growth in the overall economy of 4.7% National health care spending is expected to increase ~73% from $2.6 trillion in 2010 to $4.5 trillion by 2020 Limited additions to supply for senior housing and long-term care properties are expected to help bolster long-term occupancy levels 6

NYSE MKT: ADK Typical Lease Structure 7 Lease structure favorable to AdCare “Triple-net basis” terms; Lessee is typically obligated for all liabilities of the property including: Insurance Taxes Facility maintenance Typically 10+ years in duration with multiple renewal options Annual escalation clauses Cross collateral and cross default provisions with security deposits Profile similar to other healthcare REITs in terms of structure, terms and overall economics

NYSE MKT: ADK Recent Key Activity 8 October • Bill McBride named Chief Executive Officer • Signed agreement to lease seven properties in Georgia and Ohio* 2014 2015 January • Leased 10 facilities in Arkansas, two leases subsequently terminated February • Leased two facilities in Georgia • Leased two additional facilities in Georgia March • Board declared cash dividend of $0.05 per share • Leased one facility in North Carolina* and two facilities in South Carolina • Bill McBride named Chairman • Allan Rimland named President and Chief Financial Officer • Leased one additional facility in Georgia September • Leased two properties in Alabama November • Leased one property in Georgia *Operations transfers in connection with leases and sales contracts are subject to licensure and requisite regulatory, financing and other approvals April • Private placement of $7.7M of convertible subordinated notes • Public offering of $14.8M of Series A Cumulative Redeemable Preferred Stock • Leased two facilities and under contract to sell one facility in Oklahoma* and one facility in Arkansas* May

Portfolio Composition

AdCare

Entered Agreements for 37 of 40 Facilities

- 25 facilities have transferred operations to 3rd party operators or are under a management contract
- Expect to transition seven facilities in GA and OH to 3rd party operators during 2Q 2015, subject to HUD approval
- Expect to complete transition one NC facility during 2Q 2015, pending licensure
- Expect to transition two facilities to 3rd party operators in OK during 3Q 2015, upon HUD financing approval
- Expect to close the sale, subject to certain conditions, of one OK facility and one AR facility in 3Q 2015

Remaining three facilities are pending final disposition


OH
MO
NC
OK
AR
SC
GA
AL
TX
AdCare Facility Locations

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NYSE MKT: ADK On May 1, eight of the company’s skilled nursing facilities in Arkansas transferred operations to affiliates of Aria Health Group Initial term of 10 years with a five year renewal option Annual base rent in year one will total $5.3 million in aggregate with 2% annual escalator in the initial term and 3% per year upon renewal Agreements include protective features including cross-defaults, guarantees and security deposits AdCare provided Aria with a $2 million upfront lease inducement Annual special rent of $354,000 over the initial term provides for an attractive return on the lease inducement of ~12.5% per annum Relationship With Aria Health Group 10

NYSE MKT: ADK Income Statement Summary ($ in thousands, except %) LTM ended 3/31/20151 FY 2014 FY 2013 Revenues $193,710 $193,314 $185,750 Gross Profit (excl. facility rent and D&A) 31,631 33,880 33,173 Gross Margin % 16.3% 17.5% 17.9% Adjusted EBITDAR2 18,325 19,494 15,329 Adjusted EBITDAR Margin % 9.5% 10.1% 8.2% Adjusted EBITDA2 10,973 12,414 9,015 Adjusted EBITDA Margin % 5.7% 6.4% 4.8% 11 1 Please refer to the tables in the Appendix of this presentation for summary income statement information 2 Adjusted EBITDAR from continuing operations and Adjusted EBITDA from continuing operations are non-GAAP terms; please refer to the Appendix of this presentation for reconciliation of these terms to GAAP measures.

NYSE MKT: ADK Select Balance Sheet Summary 12 ($ in thousands) As of 3/31/2015 As Adjusted 1 Non-convertible debt 136,086 136,086 Convertible subordinated debt 15,685 15,685 Total Debt $151,771 $151,771 Preferred stock $20,392 $33,892 Total Equity / (Deficit) ($615) ($615) Total Capitalization $171,548 $185,048 1 “As Adjusted” reflects the issuance of 575,000 shares of the Series A Preferred Stock offered in April 2015

NYSE MKT: ADK Total Capitalization (at Market Value) 13 56% 14% 29% Total debt Preferred stock (at liquidation value) Market value of equity Total Capitalization (at Market Value) As Adjusted1 ($ in thousands) As of 3/31/2015 As Adjusted1 Total Debt $151,771 $151,771 Preferred stock (at liquidation value) $23,750 $38,125 Market value of equity2 $79,210 $79,210 Total Market Capitalization $254,731 $269,106 1 “As Adjusted” reflects the issuance of 575,000 shares of the Series A Preferred Stock offered in April 2015 2 Market value of equity as of 4/30/2015: 19,802,454 shares @ $4.00 per share

NYSE MKT: ADK Investor Highlights AdCare Health Systems is a healthcare property holding and leasing company. 40 senior care properties located primarily in the Southeast U.S. with a total of 4,235 beds / units Primarily long-term, triple-net leases generate predictable, recurring streams of lease payments Experienced management team with prior experience in healthcare real estate and operating companies, capital raising and M&A Substantial completion of strategic transition reduces earnings and cash flow volatility risk, enabling Board to declare a quarterly cash dividend of $0.05 per share, paid on April 30th Upon completion of the strategic transition, the Company will take on the characteristics and general structure of a real estate investment trust 14

NYSE MKT: ADK Stock Price (5/15/15) $4.00 Avg. Daily Vol. (3 mo.) 50,719 52 Week Low/High $3.58 – $5.05 Shares Outstanding (4/30/15) 19.8M Public Float, est. 14.2M Dividend Yield 5.0% Valuation Measures Market Capitalization $79.2M Enterprise Value $240.7M Ownership Institutional, est. 20.2% Insider, est. 24.8% Key Stats 15 Income Statement (TTM ended 3/31/15) TTM Revenue $193.7M TTM Adj. EBITDAR - cont. ops.1 $18.3M TTM Adj. EBITDA - cont. ops.1 $11.0M Balance Sheet (at 3/31/15) Unrestricted cash & equivalents $10.7M Total Assets $208.5M Total Debt $151.8M (Sources: AdCare, Bloomberg, Big Charts) 1Adjusted EBITDAR from continuing operations and Adjusted EBITDA from continuing operations are non-GAAP terms; please refer to the Appendix of this presentation for reconciliation of these terms to GAAP measures.

NYSE MKT: ADK Use of Non-GAAP Financial Information 16 Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The company defines: (i) "Adjusted EBITDA from continuing operations" as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), loss on extinguishment of debt and other non-routine adjustments; and (ii) "Adjusted EBITDAR from continuing operations" as net income (loss) from continuing operations before interest expense, income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), loss on extinguishment of debt, rent and other non-routine adjustments. Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations are used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities and other non- routine adjustments. The company believes these measures are useful to investors in evaluating the company's performance, results of operations and financial position for the following reasons: They are helpful in identifying trends in the company's day-to-day performance because the items excluded have little or no significance to the company's day-to-day operations; They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and They provide data that assists management to determine whether or not adjustments to current spending decisions are needed. AdCare believes that the use of these measures provides a meaningful and consistent comparison of the company's underlying business between periods by eliminating certain items required by GAAP which have little or no significance in the company's day-to-day operations.

Reconciliation of Net Loss to Non-GAAP Measures

AdCare

Reconciliation of Net Loss to Adjusted EBITDA from Continuing Operations and Adjusted EBITDAR from Continuing Operations
($ in 000's)

	Three Months Ended March 31,		For the Year Ended December 31,		Twelve Months Ended March 31,
(Amounts in 000's)	2015	2014	2014	2013	2015
Condensed Consolidated Statements of Operations Data:					
Net Loss	$ (5,249)	$ (2,523)	$ (14,405)	$ (13,363)	$ (17,130)
Discontinued Operations	1,407	(75)	1,510	1,255	2,630
Net loss from continuing operations (Per GAAP)	(3,842)	(2,598)	(12,895)	(12,108)	(14,500)
Add back:					
Interest expense, net	2,537	2,622	10,780	12,351	10,901
Income tax expense	20	8	132	142	141
Amortization of stock based compensation	203	513	1,155	1,097	846
Depreciation and amortization	1,706	1,786	7,300	6,918	7,375
Acquisition costs	-	-	8	565	8
Derivative (gain) loss	-	-	-	(3,006)	-
Loss on extinguishment of debt	680	583	1,803	109	1,900
Loss on legal settlement	-	-	600	-	-
Loss on disposal of assets	-	-	7	10	-
Audit committee investigation expense	-	-	-	2,386	-
Reincorporation - Georgia	-	-	-	91	-
Other expenses	280	110	888	306	1,674
Salary retirement and continuation costs	-	-	2,636	154	2,628
Adjusted EBITDA from continuing operations	1,584	3,024	12,414	9,015	10,973
Facility rent expense	1,931	1,659	7,080	6,314	7,352
Adjusted EBITDAR from continuing operations	$ 3,515	$ 4,683	$ 19,494	$ 15,329	$ 18,325

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